Exhibit 99.2

JEFFREY T. WILSON

11600 GERMAN PINES

EVANSVILLE, IN 47725

November 7, 2011

Board of Directors

Imperial Petroleum, Inc.

PO Box 1006

Evansville, IN 47706

Re: Resignation

Dear Board,

Effective immediately and upon acceptance by the Board, I hereby resign my position as Chairman of the Board and President of Imperial Petroleum, Inc. and all subsidiaries of the Company. My resignation is being tendered due to health issues.

I have had no disagreements with the Board or Management of the Company or with its independent accountants or auditors.

Thank you for the opportunity to serve the Company.

Very Truly Yours,

/s/ Jeffrey T. Wilson
Jeffrey T. Wilson
President